UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 22, 2020

NV5 GLOBAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware		001-35849	45-3458017
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Park Road,	Suite 350
Hollywood,	Florida		33021
(Address of Principal Executive Offices)			(Zip Code)

(954) 495-2112
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NVEE	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 22, 2020, NV5 Global, Inc. (the “Company”) held its 2020 Annual Meeting of stockholders (the "Annual Meeting"). The following matters were considered:

1.	Election of Directors

Stockholders elected all of the Company's seven nominees for director for one-year terms expiring on the next annual meeting of stockholders. The voting results were as follows:

	FOR	WITHHOLD	BROKER NON-VOTE
(1) Mr. Dickerson Wright	9,587,150	285,344	1,434,759
(2) Mr. Alexander A. Hockman	9,401,122	471,372	1,434,759
(3) Ms. MaryJo E. O’Brien	8,419,078	1,453,416	1,434,759
(4) Ms. Laurie Conner	9,694,278	178,216	1,434,759
(5) Mr. William D. Pruitt	9,707,004	165,490	1,434,759
(6) Mr. Gerald J. Salontai	7,661,136	2,211,358	1,434,759
(7) Mr. François Tardan	9,789,146	83,348	1,434,759

2.	Approval and Ratification of Auditors

Stockholders approved and ratified the appointment of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending January 2, 2021. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
11,281,095	22,303	3,855	—

3.	Advisory Say-on-Pay Resolution

Stockholders approved the following resolution "RESOLVED, that the stockholders approve the compensation of the Company's named executive officers, as disclosed in the compensation tables and the related disclosure contained in the 2020 Proxy Statement set forth under the caption "Executive Compensation." The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
9,726,603	109,737	36,154	1,434,759

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2020

NV5 GLOBAL, INC.

By: /s/ Edward H. Codispoti Name: Edward H. Codispoti Title: Chief Financial Officer